UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 13, 2007

TVIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30539	94-3175152

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4001 Burton Drive
Santa Clara, CA 95054
(Address of principal executive offices, including zip code)
(408) 327-8000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 4.01     Changes in Registrant’s Certifying Accountant.
     On August 13, 2007, BDO Seidman, LLP (“BDO”), the independent registered public accounting firm to Tvia, Inc. (the “Company”), advised the Company that it was resigning effective as of such date. BDO’s resignation was voluntary and not recommended or approved by the Company’s Audit Committee.
     On November 22, 2006, the Company restated its historical financial statements for the fiscal year ended March 31, 2006 and for the quarters ended December 31, 2005 and June 30, 2006 to defer approximately $6.4 million of revenue originally recognized on delivery to certain customers. The November 22, 2006 restatement arose from the Company’s inability to timely collect or enforce payment terms on sales to certain of its customers in Asia and a determination by the Company that sales to these customers should have been recognized on sell-through to end users, as evidenced by cash collection.
     In January 2007, the Company was provided with new evidence with respect to undisclosed side arrangements affecting the payment terms and obligations with certain of its customers. This prompted the Audit Committee of the Board of Directors of the Company (the “Audit Committee”) to conduct a new independent investigation to determine the nature and extent of these side arrangements, identify the responsible parties, and determine the appropriate actions, including whether an additional restatement of the financial statements for the above periods were required. The Company believes that the majority of the revenues that are potentially affected by side arrangements were deferred in the November 22, 2006 restatement, however additional reversals of revenue could be required. In addition, the independent investigation assessed whether amounts reflected as deferred revenue and the related customer receivables should be reversed based on the nature of the customer arrangements, however any resulting adjustment is not expected to have any affect on the Company’s historical profit and loss statements. As a result of these issues and continuing weakness in the marketplace for the Company’s products, the Company believes that additional material inventory loss reserves may be necessary for the quarter ended December 31, 2006. The Company also assessed whether additional inventory reserves should have been recorded in periods prior to the quarter ended December 31, 2006. The Audit Committee also reviewed the Company’s stock option grant practices and related accounting matters covering the period since the Company’s initial public offering in 2000. In this regard, the actual measurement dates for financial accounting purposes of certain stock option grants awarded in the past will likely differ from the recorded grant dates for such awards. As a result, historical financial statements may need to be restated to, among other things, recognize certain revenue on a cash basis (as described above) and record additional non-cash charges for stock-based compensation expense related to certain past option grants.
     During the time that this review was being conducted, the Company was unable to file its Annual Report on Form 10-K for the year ended March 31, 2007 (the “2007 Annual Report”) and its Quarterly Reports on Form 10-Q for the quarters ended December 31, 2006 and June 30, 2007 (together with the 2007 Annual Report, the “Reports”) with the Securities and Exchange Commission (the “SEC”) and to comply with the continued listing requirements of The NASDAQ National Market (the “Nasdaq”), on which the Company’s common stock was listed. Following the completion of the Audit Committee’s review, the Board of Directors of the Company (the “Board of Directors”) determined that the cost to prepare and file the Reports with the SEC, and to bring itself into compliance with the other requirements of the SEC and the Nasdaq, exceeded the Company’s financial resources. Consequently, the Board of Directors concluded that it would be in the best interests of the Company’s stockholders to withdraw the listing of the Company’s common stock from the Nasdaq and for the Company to redirect its resources towards effecting one or more alternative strategic transactions, including the sale, reorganization or winding up of all or part of the Company’s business. The Company’s common stock was subsequently delisted from the Nasdaq and trading in those securities on Nasdaq was suspended as of July 12, 2007.
     For the reasons described above, the Company has not filed its 2007 Annual Report. BDO, therefore, has not audited the Company’s financial statements for the fiscal year ended March 31, 2007, nor has BDO provided an audit report thereon.
     BDO’s report on the Company’s financial statements for the year ended March 31, 2006 contained two explanatory paragraphs indicating that the Company had adopted Statement of Financial Accounting Standards

No. 123(R) “Share Based Payment” effective April 1, 2005 and such financial statements had been restated. Other than such statements, BDO’s report on the Company’s financial statements for the fiscal year ended March 31, 2006 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles. However, such report should not be relied upon for the reasons discussed above.
     During the fiscal years ended March 31, 2007 and 2006 and the subsequent interim period preceding BDO’s resignation, there were no disagreements between the Company and BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreements in connection with its report.
     During the quarter ended December 31, 2005, a material weakness was identified in the Company’s revenue recognition policy, which was not sufficiently formalized or detailed to serve as an adequate guideline when unique circumstances occurred. In connection with the preparation of the Company’s Amendment No. 1 to its Annual Report on Form 10-K for the year ended March 31, 2006 (the “Amended 2006 Annual Report”), material weaknesses were identified in the Company’s internal controls relating to the Company’s control over accounting for stock-based compensation for cash settled stock appreciation rights and the lack of technical accounting and financial reporting expertise within the Company’s accounting and finance function. For additional information regarding these matters, see “Item 9A. Control and Procedures” of the Amended 2006 Annual Report.
     Other than the events and any advice relating thereto described in the first and sixth preceding paragraphs, there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K during the Company fiscal years ended March 31, 2006 and 2007 and through August 13, 2007.
     The Company is considering all options with regard to the appointment of another accounting firm to serve as the Company’s independent accountant.
Item 9.01     Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description

16.1	Letter dated September 24, 2007 from BDO Seidman, LLP to the Securities and Exchange Commission regarding BDO Seidman, LLP’s agreement with the Company’s disclosure about BDO Seidman LLP’s resignation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tvia, Inc.
By:	/s/ Eli Porat
Eli Porat
Chief Executive Officer

Date: September 24, 2007

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter dated September 24, 2007 from BDO Seidman, LLP to the Securities and Exchange Commission regarding BDO Seidman, LLP’s agreement with the Company’s disclosure about BDO Seidman LLP’s resignation.

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